 Procter & Gamble Earnings Release:Q3 FY 2017 ResultsApril 26, 2017

 Business ResultsQ3 FY 2017

 Jan – Mar 17 (Q3 FY 17) ResultsOrganic Sales Growth  Sales growth was volume driven, with organic volume growing +1%.

 Jan – Mar 17 (Q3 FY 17) ResultsCore EPS Growth  Q3 Core operating margin was -10bps versus prior year including FX impact of -20bps. Productivity improvements contributed 260 basis points of margin benefit.

 Jan – Mar 17 (Q3 FY 17) ResultsCurrency-Neutral Core EPS Growth

 Business Segment Results and HighlightsQ3 FY 2017

 +1% Pricing, flat MixOrganic Sales: i Mid-single digits in Developed markets, h Mid-single digits in Developing marketsGlobal value share declined 0.6 points versus year agoNet Earnings: Productivity improvements and pricing were more than offset by unfavorable mix, marketing and overhead investments and commodity/currency headwinds.  Jan – Mar 17 (Q3 FY 17) ResultsBeauty Segment

 Hair Care organic sales were flat versus year ago. Developing markets were up mid-single digits driven by growth in LA. Developed markets were down mid-single digits with strong growth in Europe offset by competitive promotional activity and inventory reductions in the U.S. Skin & Personal Care organic sales grew low single digits versus year ago. Developing markets were up double digits led by strong growth on SKII. Developed markets declined high single digits with growth in Europe and APAC offset by declines in the NA region. In NA, Skin Care and APDO declined due to promotional activity and inventory adjustments.  By Category  Organic Sales Growth IYA  Organic Sales Growth IYA  Organic Sales Growth IYA  By Category  Global  Developed  Developing  Hair Care  ~=  -  +  Skin & Personal Care  ~=  -  +   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.  Jan – Mar 17 (Q3 FY 17) ResultsBeauty Highlights

 -2% Pricing, -4% Mix Organic Sales: i Double digits in Developed markets, h Mid-single digits in Developing marketsGlobal value share declined 0.5 points versus year agoNet Earnings: Productivity savings on COGS and marketing were more than offset by sales decline, overhead investments and geographic mix hurt.   Jan – Mar 17 (Q3 FY 17) ResultsGrooming Segment

 Grooming organic sales declined mid-single digits driven by softness in developed markets partially offset by high single digits growth in Appliances led by innovation. Developing market sales grew mid-single digits driven by premium innovation and price increases. Developed market sales declined double digits due to strong competitive activity, inventory reductions and pricing investments in the U.S. market.  By Category  Organic Sales Growth IYA  Organic Sales Growth IYA  Organic Sales Growth IYA  By Category  Global  Developed  Developing  Grooming  -  -  +  Jan – Mar 17 (Q3 FY 17) ResultsGrooming Highlights   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

 +1% Pricing, +1% MixOrganic Sales: h Mid-single digits in Developed markets, h High single digits in Developing marketsGlobal value share was flat versus year agoNet Earnings: Strong volume growth, productivity improvements, and pricing were partially offset by currency headwinds, geographic mix and marketing investments.  Jan – Mar 17 (Q3 FY 17) ResultsHealth Care Segment

 Oral Care organic sales were up low single digits versus year ago driven by strong volume growth on Power toothbrush behind premium innovation and investments in the business. Developed market sales increased low single digits with strong growth in Europe and Developing markets increased mid-single digits. Personal Health Care organic sales increased double digits driven by increased volume and favorable product mix behind a strong cough & cold season and product expansion in Teva JV markets.  By Category  Organic Sales Growth IYA  Organic Sales Growth IYA  Organic Sales Growth IYA  By Category  Global  Developed  Developing  Oral Care  +  +  +  Personal Health Care  +  +  +   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.  Jan – Mar 17 (Q3 FY 17) ResultsHealth Care Highlights

 Flat Pricing, Flat MixOrganic Sales: h Low single digits in Developed markets, h Low single digits in Developing marketsGlobal value share was flat versus year agoNet Earnings: Productivity improvements, pricing and volume growth were more than offset by currency/commodity headwinds and product mix.  Jan – Mar 17 (Q3 FY 17) ResultsFabric & Home Care Segment

 Fabric Care organic sales grew low single digits versus year ago. Developed markets increased mid-single digits behind innovation driven volume growth across Laundry and Fabric Enhancers. Developing markets were down low single digits as price increases were more than offset by competitive activity and impacts from portfolio choices.Home Care organic sales declined low single digits versus year ago due to inventory adjustments and softness in Air Care.   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.  By Category  Organic Sales Growth IYA  Organic Sales Growth IYA  Organic Sales Growth IYA  By Category  Global  Developed  Developing  Fabric Care  +  +  ~=  Home Care  ~=  -  +  Jan – Mar 17 (Q3 FY 17) ResultsFabric & Home Care Highlights

 Flat Pricing, Flat MixOrganic Sales: h Low single digits in Developed markets, i Low single digits in Developing marketsGlobal value share was flat versus year agoNet Earnings: Volume growth and productivity savings were more than offset by currency headwinds, value investments, unfavorable mix and Albany Plant tornado impact.  Jan – Mar 17 (Q3 FY 17) ResultsBaby, Feminine & Family Care Segment

 Baby Care organic sales declined low single digits versus year ago. Developed markets were down low single digits with heavy promotional activity on Taped Diapers contributing to market contraction in the U.S. partially offset by strong growth on Pants. Developing markets were down low single digits with growth in LA offset by softness in China.Feminine Care organic sales grew mid-single digits in developed markets and low single digits in developing markets behind growth on premium innovation and Adult Incontinence.Family Care organic sales grew low single digits with strong volume behind innovation and marketing support partially offset by unfavorable mix.   By Category  Organic Sales Growth IYA  Organic Sales Growth IYA  Organic Sales Growth IYA  By Category  Global  Developed  Developing  Baby Care  -  -  ~=  Feminine Care  +  +  +  Family Care  +  +  N.A.   + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.  Jan – Mar 17 (Q3 FY 17) ResultsBaby, Feminine and Family Care Highlights

 FY 2017 Guidance

   FY ‘17  Organic Sales Growth  +2% to +3%  Currency & minor brand divestitures impact  -2% to -3%  All-in Sales Growth   -1% to Flat  Organic sales up 2% to 3%Expect all-in sales to be down a point to in-line with FY 2016.  FY 2017 GuidanceSales

   FY ‘17  Core EPS Growth  Up Mid-Single Digits  All-in EPS Growth  +48% to +50%  * All-in guidance includes the gain for the divestiture of 41 beauty brands to Coty Inc.   Expect Core EPS growth in the mid-single digitsAt current rates and prices, FX and commodities combined are about a $0.24 per share drag on FY 2017 core earnings.   FY 2017 Guidance*Core EPS

 Adjusted Free Cash Flow Productivity: ~95%Capital Spending, % Sales: 5% to 5.5%Dividends: $7B+Share Reduction from Coty Transaction: $9.4BDirect Share Repurchase: $5B+  FY 2017 GuidanceCash Generation & Usage

 Significant deceleration of market growth rates Further political and economic volatilityFurther foreign currency weaknessFurther commodity cost increases  FY 2017 GuidancePotential Headwinds Not Included in Guidance

 Forward Looking Statements  Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs;  (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (11) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (12) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, accounting standards and environmental) and to resolve pending matters within current estimates; (13) the ability to manage changes in applicable tax laws and regulations; (14) the ability to successfully manage our portfolio optimization strategy, including achieving and maintaining our intended tax treatment of the related transactions, and our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (15) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; and (16) the ability to manage the uncertain implications of the United Kingdom’s withdrawal from the European Union.  For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's April 26, 2017 earnings call, associated slides, and other materials and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e., trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management.  These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results.  These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.

The measures provided are as follows:
1.	Organic sales growth—page 3
2.	Core EPS and currency-neutral Core EPS—pages 4-5
3.	Core operating profit margin and constant currency Core operating profit margin—page 6
4.	Core gross margin and constant currency Core gross margin—page 6
5.	Core selling, general and administrative (SG&A) expense as a percentage of net sales—page 6
6.	Core effective tax rate—page 6
7.	Adjusted free cash flow—page 7

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
•
Incremental restructuring:  The Company has had and continues to have an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax.  Beginning in 2012 Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities.  This results in incremental restructuring charges to accelerate productivity efforts and cost savings.  The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.

•
Early debt extinguishment charges: During the three months ended December 31, 2016, the Company recorded a charge of $345 million after tax due to the early extinguishment of certain long-term debt.  This charge represents the difference between the reacquisition price and the par value of the debt extinguished.  Management does not view this charge as indicative of the Company's operating performance or underlying business results.

•
Venezuela deconsolidation charge: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries.  Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting.  The charge was incurred to write off our net assets related to Venezuela.

•
Charges for certain European legal matters: Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods. The Company established Legal Reserves related to these charges. Management does not view these charges as indicative of underlying business results.

•
Venezuela B/S remeasurement & devaluation impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries.

•
Non-cash impairment charges: During fiscal years 2013 and 2012 the Company incurred impairment charges related to the carrying value of goodwill and indefinite lived intangible assets in our Appliances and Salon Professional businesses.

•	Gain on Iberian JV buyout: During fiscal year 2013 we incurred a holding gain on the purchase of the balance of our Iberian joint venture from our joint venture partner.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results.

Organic sales growth:  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis, and this measure is used in assessing achievement of management goals for at-risk compensation.

Core EPS and currency-neutral Core EPS:  Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.  Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as a useful supplemental measure of Company performance over time.

Core operating profit margin and currency-neutral Core operating profit margin: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company's operating efficiency over time.

Core gross margin and currency-neutral Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange. Management believes these non-GAAP measures provide a supplemental perspective to the Company's operating efficiency over time.

Core selling, general and administrative (SG&A) expense as a percentage of net sales: Core SG&A expense as a percentage of net sales is a measure of the Company's selling, general and administrative expenses adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company's operating efficiency over time.

Core effective tax rate: Core effective tax rate is a measure of the Company's effective tax rate adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company's operating efficiency over time.

Adjusted free cash flow:  Adjusted free cash flow is defined as operating cash flow less capital spending and excluding tax payments related to the Beauty Brands divestiture, which are non-recurring and not considered indicative of underlying cash flow performance. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

1. Organic sales growth:

Three Months Ended March 31, 2017	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	(2)%	1%	2%	1%
Grooming	(6)%	-%	-%	(6)%
Health Care	4%	1%	1%	6%
Fabric Care & Home Care	(1)%	2%	-%	1%
Baby, Feminine & Family Care	(1)%	1%	1%	1%
Total P&G	(1)%	2%	-%	1%
*Acquisition/Divestiture Impact includes mix impacts of acquired and divested businesses and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Periods

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
JFM 2016	(7)%	5%	3%	1%
AMJ 2016	(3)%	3%	2%	2%
JAS 2016	-%	3%	-%	3%
OND 2016	-%	2%	-%	2%
*Acquisition/Divestiture Impact also includes the impact of the Venezuela deconsolidation beginning in JAS 2015, as well as rounding impacts necessary to reconcile net sales to organic sales.

Guidance

Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact	Organic Sales Growth
FY 2017 Estimate	(1)% to Flat	Approximately 2% to 3%	2% to 3%

2. Core EPS and currency-neutral Core EPS:

	Three Months Ended March 31
	2017	2016
Diluted Net Earnings Per Share from Continuing Operations	$0.93	$0.81
Incremental Restructuring	0.03	0.04
Rounding		0.01
Core EPS	$0.96	$0.86
Percentage change vs. prior period	12%	-
Currency Impact to Earnings	0.03	-
Currency-Neutral Core EPS	$0.99	-
Percentage change vs. prior period Core EPS	15%	-

	Nine Months Ended March 31
	2017	2016
Diluted Net Earnings Per Share from Continuing Operations	$2.87	$2.78
Incremental Restructuring	0.08	0.10
Early Debt Extinguishment Charges	0.13	-
Rounding	(0.01)	-
Core EPS	$3.07	$2.88
Percentage change vs. prior period	7%	-
Currency Impact to Earnings	0.15	-
Currency-Neutral Core EPS	$3.22	-
Percentage change vs. prior period Core EPS	12%	-

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Guidance

Total Company	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2017 (Estimate)	Up 48% to 50%	Approximately (44)%	Up mid-single digits
* Includes change in discontinued operations (includes gain on sale of Beauty Brands).

Prior Quarters
	JFM 16	JFM 15	AMJ 16	AMJ 15	JAS 16	JAS 15	OND 16	OND 15
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$ 0.81	$ 0.82	$ 0.71	$ 0.17	$ 1.00	$ 0.96	$ 0.93	$ 1.01
Incremental Restructuring	0.04	0.06	0.08	0.06	0.03	0.02	0.03	0.03
Early Debt Extinguishment Charges	-	-	-	-	-	-	0.13	-
Charges for Pending European Legal Matters	-	-	-	(0.01)	-	-	-	-
Venezuela Deconsolidation Charge	-	-	-	0.71	-	-	-	-
Rounding	0.01	0.01	-	-	-	-	(0.01)	-
Core EPS	$ 0.86	$ 0.89	$ 0.79	$ 0.93	$ 1.03	$ 0.98	$ 1.08	$ 1.04
Percentage change vs. prior period	(3)%	-	(15)%	-	5%	-	4%	-
Currency Impact to Earnings	0.03	-	0.07	-	0.07	-	0.05	-
Currency-Neutral Core EPS	$ 0.89	-	$ 0.86	-	$ 1.10	-	$ 1.13	-
Percentage change vs. prior period Core EPS	-%	-	(8)%	-	12%	-	9%	-

Prior Years
	FY 12	FY 13	FY 14	FY 15	FY 16
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$2.97	$3.50	$3.63	$2.84	$3.49
Incremental Restructuring	0.15	0.14	0.11	0.17	0.18
Venezuela B/S Remeasurement & Devaluation Impacts	-	0.08	0.09	0.04	-
Charges for Certain European Legal Matters	0.03	0.05	0.02	0.01	-
Venezuela Deconsolidation Charge	-	-	-	0.71	-
Non-Cash Impairment Charges	0.31	0.10	-	-	-
Gain on Iberian JV Buyout	-	(0.21)	-	-	-
Rounding	(0.01)	(0.01)		(0.01)	-
Core EPS	$3.45	$3.65	$3.85	$3.76	$3.67
Percentage change vs. prior year Core EPS	-	6%	5%	(2)%	(2)%
Currency Impact to Earnings	-	0.15	0.32	0.52	0.35
Currency-Neutral Core EPS	-	$3.80	$4.17	$4.28	$4.02
Percentage change vs. prior year Core EPS	-	10%	14%	11%	7%

3. Core operating profit margin:

	Three Months Ended March 31
	JFM 17	JFM 16
Operating Profit Margin	21.5%	21.1%
Incremental Restructuring	0.6%	1.0%
Charges for Certain European Legal Matters	-%	0.1%
Rounding	-%	-%
Core Operating Profit Margin	22.1%	22.2%
Basis point change vs. prior year Core margin	(10)	-
Currency Impact to Margin	0.2%	-
Constant Currency Core Operating Profit Margin	22.3%	-
Basis point change vs. prior year Core margin	10	-

4. Core gross margin:

	Three Months Ended March 31
	JFM 17	JFM 16
Gross Margin	49.8%	49.8%
Incremental Restructuring	0.7%	1.1%
Rounding	-%	-%
Core Gross Margin	50.5%	50.9%
Basis point change vs. prior year Core margin	(40)	-
Currency Impact to Margin	0.2%	-
Constant Currency Core Gross Margin	50.7%	-
Basis point change vs. prior year Core margin	(20)	-

5. Core selling, general and administrative (SG&A) expense as a percentage of net sales:

	Three Months Ended March 31
	JFM 17	JFM 16
SG&A as a Percentage of Net Sales	28.3%	28.7%
Incremental Restructuring	0.1%	0.1%
Charges for Certain European Legal Matters		(0.1)%
Rounding	-%	-%
Core SG&A as a Percentage of Net Sales	28.4%	50.9%
Basis point change vs. prior year Core margin	(30)	-

6. Core effective tax rate:

	JFM 17	OND 16	JAS 16	AMJ 16	JFM 16	OND 15	JAS 15
Effective Tax Rate	23.4%	21.3%	23.1%	25.2%	27.6%	23.6%	24.0%
Incremental Restructuring	-%	-%	(0.1)%	(1.4)%	(0.3)%	-%	(0.1)%
Early Debt Extinguishment Charges	-%	2.2%	-%	-%	-%	-%	-%
Rounding	-%	-%	-%	-%	(0.1)%	-%	-%
Core Effective Tax Rate	23.4%	23.5%	23.0%	23.8%	27.2%	23.6%	23.9%

7. Adjusted free cash flow:

Three Months Ended March 31, 2017
Operating Cash Flow	Capital Spending	Free Cash Flow	Cash Tax Payment – Beauty Sale	Adjusted Free Cash Flow
$3,040	$(801)	$2,239	$ 74	$2,313